Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

In connection with the Annual Report of Comfort Systems USA, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William F. Murdy, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  February 27, 2006

By:	/s/ William F. Murdy
William F. Murdy
Chairman of the Board and Chief Executive Officer

*  A signed original of this written statement required by Section 906 has been provided to Comfort Systems USA, Inc. and will be retained by Comfort Systems USA, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.